NSAR ITEM 77O
April 1, 2004 - September 30, 2004
VK Strategic Municipal Income Fund
10f-3 Transactions

Underwriting #   Underwriting    Purchased   Amount of    % of        Date of
                                 From       shares    underwriting   Purchase

   1       Nassau County      Goldman Sachs   3,125,000    2.037      4/02/04
          Interim Finance Authority

   2      State of California    Lehman Bros. 5,000,000    0.063      5/06/04
          Economic Recov.Bonds

   3      Commonwlth of       UBS Financial 5,000,000   0.419      5/13/04
          Puerto Rico Publ Improv


Underwriting Participants for #1
Goldman, Sachs & Co.
UBS Financial Services Inc.
Citigroup Global Markets Inc.
Morgan Stanley
M.R. Beal & Company
First Albany Capital Inc.
Merrill Lynch & Co.
Ramirez & Co., Inc.
Roosevelt & Cross, Inc.

Underwriting Participants for #2
Lehman Brothers
Citigroup
JPMorgan
Goldman, Sachs & Co.
Morgan Stanley & Co. Incorporated
A.G. Edwards & Sons, Inc.
Banc One Capital Markets, Inc.
Chatsworth Securities LLC
Commerce Capital Markets
First Albany Capital Inc.
Henderson Capital Partners, LLC
Loop Capital Markets, LLC
O'Connor Southwest Securities
Ramirez & Co., Inc.
Red-Horse Securities, LLC
SBK-Brooks Investment Corp
Stinson Securities, LLC
Wachovia Bank, National Association
Western Municipal Securities Corporation
ABN AMRO Financial Services, Inc.
Brandis Tallman LLC
CTBC World Markets Corp.
Estrada Hinojusa & Company, Inc.
Great Pacific Securities
Jackson Securities Incorporated
M.R. Beal & Company
Piper Jaffray
Raymond James & Associates, Inc.
Redwood Securities Group, Inc.
Siebert Brandford Shank & Co. LLC
Stone & Youngberg LLC
E.J. DeLaRosa & Co., Inc.
Merrill Lynch & Co.
UBS Financial Services Inc.
Backstom McCaley Berry & Co., LLC
Cabrera Capital Markets, Inc.
City National Securities, Inc.
Fidelity Capital Markets
Grigsby & Associates, Inc.
Janney Montgomery Scott LLC
Melvin Securities, LLC
Prager, Sealy & Co.,LLC
RBC Dain Rauscher
Roberts and Ryan Investments, Inc.
Stephens Inc.
Sutter Securities Inc.
Well Fargo Institutional Securities, LLC
Westhoff, Cone & Holmstedt

Underwriting Participants for #3

Goldman, Sachs & Co.
JPMorgan
Morgan Stanley
Samuel A. Ramirez & Co., Inc.
Bac of America Securities LLC
Lehman Brothers
Wachovia Bank, National Association
Citigroup
Merrill Lynch & Co.
Raymond James & Associates, Inc.
UBS Financial Services Inc.